EXHIBIT 99.2

Owen Kratz - Chief Executive Officer Martin Ferron - President Wade Pursell - Chief Financial Officer Third Quarter 2004 Earnings Conference Call November 3, 2004

Agenda I. Summary of Results II. Operational Highlights by Segment A. Marine Contracting i. Shelf Contracting ii. Deepwater & Robotics iii. Well Operations B. Production Facilities C. Oil & Gas Production III. Strategic Overview and Outlook IV. Questions & Answers 2

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward- looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; as described from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ending December 31, 2003. We assume no obligation and do not intend to update these forward-looking statements. 3

Summary of Results (all amounts in thousands, except per share amounts and percentages) Third Quarter Third Quarter Second Quarter Nine Months Nine Months 2004 2003 2004 2004 2003 Revenues $131,987 $103,855 $127,701 $380,403 $294,594 Gross Profit 45,726 24,005 41,415 118,883 67,398 35% 23% 32% 31% 23% Net Income 22,794 8,937 18,208 54,647 23,886 17% 9% 14% 14% 8% Diluted Earnings per share 0.59 0.24 0.47 1.41 0.63 EBITDA 64,227 32,853 56,243 167,454 90,911 49% 32% 44% 44% 31% 4

MARAD Construction and Other Long Term Debt Revolving Credit 5 (Amounts in Millions) 12/31/02 12/31/03 06/30/04 09/30/04 Net Debt To Book Capitalization 17% 20% 35% 40%

The Impact of Hurricane Ivan on Cal Dive Earnings Q3: About half of our Shelf properties were shut in for approximately four days. Marco Polo was also shut-in for the same period while Gunnison, much further to the west, was not shut-in. Inspection work for our Marine Contracting segment picked up at the end of September. Net impact on CDI earnings was minimal (between $0.01 to $0.03 earnings per share reduction). Q4: All production was back on line by the beginning of Q4. Inspection/clean up work for our Shelf and Deepwater divisions continued well into Q4. Net impact to CDI earnings should be at least $0.05 per share positive contribution. 2005: Too early to estimate the impact. 6

Marine Contracting (MC)

(Amounts reflected are before intercompany eliminations)

	Third Quarter		Second Quarter
	2004	2003	2004
Revenues	$78,860	$75,120	$71,763
Gross Profit	12,509	7,743	7,834
	16%	10%	11%

Q3: Overall revenue and profitability improved despite a grounding incident with the *Intrepid* and the mobilization of the *Seawell*, for Norwegian work, taking longer than expected. The *Q4000* had her best quarter ever, while the *Eclipse* continued her exceptional performance in Middle Eastern waters.

Q4: Will benefit from inspection and clean-up work caused by Hurricane Ivan, but we are also observing a more sustainable pick-up in the market place, especially for Well Operations and tie-back pipelay services.

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MC - Shelf Third Quarter Third Quarter Second Quarter 2004 2003 2004 52% 61% 48% Utilization Utilization improved sequentially but declined on a year over year basis, mainly due to longer weather delays caused by hurricane activity. Demand for saturation diving services remains robust but the surface diving market continues to disappoint in a period of high natural gas prices. Hurricane Ivan has produced a flurry of activity for the Shelf fleet in Q4 but, it is too early to say how long this work will last. 8

MC – Deepwater & Robotics

Utilization

	Third Quarter		Second Quarter
	2004	2003	2004
Deepwater Contracting	52%	79%	57%
Robotics	45%	53%	46%

- Utilization declined sequentially due to the grounding incident with the *Intrepid*, and on a year over year basis, as the *Witch Queen* and *Merlin* remain coldstacked.

- Following thruster repairs the *Intrepid* performed exceptionally well on a tie-back pipelay job in September, which also involved pipe burial by the *Northern Canyon / T750* spread. Our marketing campaign, to convince customers that pipe burial is a good insulation alternative to pipe-in-pipe technology, is gaining momentum.

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MC - Deepwater & Robotics The Eclipse enjoyed another quarter of full utilization and good rates before entering drydock in very late September. She is due to resume operations in early November. The robotics group benefited from a seasonal pick-up in ROV activity, especially in the North Sea, although the volume of European pipe-burial work was less than anticipated . The aftermath of Hurricane Ivan had a positive effect on the last ten days of September and inspection/clean-up work will last well into Q4 for the Uncle John and Mystic Viking . Overall the deepwater market is showing gradual improvement, especially with activity related to the tie-back of satellite reservoirs to hub production facilities. 10

MC - Well Operations Third Quarter Third Quarter Second Quarter 2004 2003 2004 73% 81% 73% Utilization Utilization declined on a year over year basis mainly due to the mobilization of the Seawell for Norwegian work. This process took longer than expected but the vessel commenced work in early October. The Q4000 performed flawlessly on a well intervention job in July before commencing hook-up support operations for a major operator in August. This job is expected to last well into Q4. This segment of the Marine Contracting business appears to be improving the fastest due to increasing drill rig rates and their declining use for well intervention projects. 11

Production Facilities

	Third Quarter		Second Quarter
	2004	2003	2004
Equity in Earnings	$3,062	$—	$1,310
Production throughput (MBbl)	1,876	—	—

- Q3: In addition to the demand charges which began in Q2 with mechanical completion of the TLP, production commenced at *Marco Polo* in mid-July and our associated tariff revenue ramped up as expected despite two hurricane related production shut-ins.

- Outlook: Despite recent negative news regarding the build up of volumes at the *Marco Polo* field, Q4 should benefit from a full period of production at increasing rates as the *Marco Polo* wells are brought on-stream.

  2005 should see the commencement of production from the nearby K2 and K2 North fields, which will take up a significant position of the available oil production capacity by the end of the year. Deepwater Gateway is also pursuing deals to bring incremental oil and gas to the TLP during 2005. We believe any short term decline in expected *Marco Polo* tariff revenue should be offset in the long run by production from surrounding fields, potentially at higher tariff rates.

  We continue to actively pursue additional production facility transactions.

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Oil & Gas Production Third Quarter Third Quarter Second Quarter 2004 2003 2004 Revenues $59,999 $33,958 $61,283 Gross Profit 33,277 16,638 33,619 55% 49% 55% Production (BCFe): Shelf 7.7 7.2 8.0 Gunnison 2.3 ___ 2.0 Average Commodity Prices (net of hedging impact): Oil/Bbl $38.12 $27.41 $32.97 Gas/Mcf 5.82 4.61 6.22 13

Oil & Gas Production Q3: Shelf: Commodity prices remained robust in the third quarter with our net realized price per BCFe up 31% from the prior year and essentially flat with last quarter. Shelf production improved 7% over year ago levels due primarily to successful results from well exploitation efforts. The 4% decline in production from last quarter is due primarily to wells being shut-in during Hurricane Ivan. Natural gas made up 62% of the shelf production in the third quarter which compared to 55% in the third quarter of 2003. Gunnison: Gunnison production improved 15% over last quarter as additional wells were brought online. None of this production was hedged. Natural gas made up 58% of Gunnison production in the third quarter. Outlook: With a little over 30 BCFe of production for the first nine months of 2004, we are confident we will end the year within the 38 - 44 BCFe range which we estimated in our annual guidance. 14

Hedging: As of September 30, 2004 Production Period Instrument Type Average Monthly Volumes Weighted Average Price Crude Oil: October - December 2004 Swaps 75 MBbl $31.53 January - June 2005 Swaps 20 MBbl $35.80 January - September 2005 Collars 40 MBbl $37.00 - $47.48 Natural Gas: October - December 2004 Collars 600,000 MMBtu $5.33 - $7.43 January - June 2005 Collars 300,000 MMBtu $5.67 - $8.15 15

2004 Report Card Marine Contracting 2% Margin improvement Reduce Direct Cost $10 million Oil & Gas 40 BCFe of Production PUD acquisition in GOM Mature production acquisition Production Facilities One new Gateway deal Financial Flexible credit structure No equity dilution Safety TRIR below 2:00 16